Financial Supplement Second Quarter 2023 Exhibit 99.2

Disclaimers 02 This supplement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical statements of fact and statements regarding the following: future financial and financing plans; strategies related to the Company's business and its portfolio, including acquisition opportunities and disposition plans; growth prospects, operating and financial performance, expectations regarding the making of distributions, payment of dividends, and the performance of our operators and their respective facilities. Words such as “anticipate,” “believe,” “could,” "expect,” “estimate,” “intend,” “may,” “plan,” “seek,” “should,” “will,” “would,” and similar expressions, or the negative of these terms, are intended to identify such forward- looking statements, though not all forward-looking statements contain these identifying words. Our forward- looking statements are based on our current expectations and beliefs, and are subject to a number of risks and uncertainties that could lead to actual results differing materially from those projected, forecasted or expected. Although we believe that the assumptions underlying these forward-looking statements are reasonable, they are not guarantees and we can give no assurance that our expectations will be attained. Factors which could have a material adverse effect on our operations and future prospects or which could cause actual results to differ materially from expectations include, but are not limited to: (i) the impact of possible additional surges of COVID-19 infections or the risk of other pandemics, epidemics or infectious disease outbreaks, measures taken to prevent the spread of such outbreaks and the related impact on our business or the businesses of our tenants; (ii) the ability and willingness of our tenants to meet and/or perform their obligations under the triple-net leases we have entered into with them, including, without limitation, their respective obligations to indemnify, defend and hold us harmless from and against various claims, litigation and liabilities; (iii) the risk that we may have to incur additional impairment charges related to our assets held for sale if we are unable to sell such assets at the prices we expect; (iv) the ability of our tenants to comply with applicable laws, rules and regulations in the operation of the properties we lease to them; (v) the ability and willingness of our tenants to renew their leases with us upon their expiration, and the ability to reposition our properties on the same or better terms in the event of nonrenewal or in the event we replace an existing tenant, as well as any obligations, including indemnification obligations, we may incur in connection with the replacement of an existing tenant; (vi) the availability of and the ability to identify (a) tenants who meet our credit and operating standards, and (b) suitable acquisition opportunities, and the ability to acquire and lease the respective properties to such tenants on favorable terms; (vii) the ability to generate sufficient cash flows to service our outstanding indebtedness; (viii) access to debt and equity capital markets; (ix) fluctuating interest rates and inflation; (x) the ability to retain our key management personnel; (xi) the ability to maintain our status as a real estate investment trust (“REIT”); (xii) changes in the U.S. tax law and other state, federal or local laws, whether or not specific to REITs; (xiii) other risks inherent in the real estate business, including potential liability relating to environmental matters and illiquidity of real estate investments; and (xiv) any additional factors included in our Annual Report on Form 10-K for the year ended December 31, 2022 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 and June 30, 2023, including in the sections entitled “Risk Factors” in Item 1A of such reports, as such risk factors may be amended, supplemented or superseded from time to time by other reports we file with the Securities and Exchange Commission (the "SEC"). This supplement contains certain non-GAAP financial information relating to CareTrust REIT including EBITDA, Normalized EBITDA, FFO, Normalized FFO, FAD, Normalized FAD, and certain related ratios. Explanatory footnotes and a glossary explaining this non-GAAP information are included in this supplement. Reconciliations of these non-GAAP measures are also included in this supplement or on our website. See “Financials and Filings – Quarterly Results” on the Investors section of our website at investor.caretrustreit.com. Non-GAAP financial information does not represent financial performance under GAAP and should not be considered in isolation, as a measure of liquidity, as an alternative to net income, or as an indicator of any other performance measure determined in accordance with GAAP. You should not rely on non-GAAP financial information as a substitute for GAAP financial information, and should recognize that non-GAAP information presented herein may not compare to similarly-termed non-GAAP information of other companies (i.e., because they do not use the same definitions for determining any such non- GAAP information). This supplement also includes certain information regarding operators of our properties (such as EBITDARM Coverage, EBITDAR Coverage, and Occupancy), most of which are not subject to audit or SEC reporting requirements. The operator information provided in this supplement has been provided by the operators. We have not independently verified this information, but have no reason to believe that such information is inaccurate in any material respect. We are providing this information for informational purposes only. The Ensign Group, Inc. ("Ensign") and The Pennant Group, Inc. ("Pennant") are subject to the registration and reporting requirements of the SEC and are required to file with the SEC annual reports containing audited financial information and quarterly reports containing unaudited financial information. Ensign’s and Pennant's financial statements, as filed with the SEC, can be found at the SEC's website at www.sec.gov. This supplement provides information about our financial results as of and for the quarter ended June 30, 2023 and is provided as of the date hereof, unless specifically stated otherwise. We expressly disclaim any obligation to update or revise any information in this supplement (including forward-looking statements), whether to reflect any change in our expectations, any change in events, conditions or circumstances, or otherwise. As used in this supplement, unless the context requires otherwise, references to “CTRE,” “CareTrust,” “CareTrust REIT” or the “Company” refer to CareTrust REIT, Inc. and its consolidated subsidiaries. GAAP refers to generally accepted accounting principles in the United States of America.

Table of Contents CONTACT INFORMATION 03 CareTrust REIT, Inc. 905 Calle Amanecer, Suite 300 San Clemente, CA 92673 (949) 542-3130 ir@caretrustreit.com www.CareTrustReit.com Transfer Agent Broadridge Corporate Issuer Solutions P.O. Box 1342 Brentwood, NY 11717 (800) 733-1121 shareholder@broadridge.com Camarillo Senior Living (Camarillo, CA) COMPANY PROFILE 04 COMPANY SNAPSHOT 05 INVESTMENTS 06 PORTFOLIO OVERVIEW 07-14 Portfolio Repositioning Top 10 Tenants Lease Coverage Portfolio Performance Rent Diversification by Tenant Geographic Diversification Rent Diversification by State Lease Maturities Tenant Purchase Options FINANCIAL OVERVIEW 15-22 Consolidated Statements of Operations Reconciliation of EBITDA, FFO and FAD Consolidated Balance Sheets Key Debt Metrics Debt Summary Equity Capital Transactions Other Financial Highlights GLOSSARY 23-24

Company Profile MANAGEMENT Dave Sedgwick – President & Chief Executive Officer Bill Wagner - Chief Financial Officer James Callister - Chief Investment Officer CareTrust REIT is a self-administered, publicly-traded real estate investment trust engaged in the ownership, acquisition, development and leasing of seniors housing and healthcare-related properties. CareTrust REIT generates revenues primarily by leasing properties to a diverse group of local, regional and national seniors housing operators, healthcare services providers, and other healthcare-related businesses. Since its debut as a standalone public company on June 1, 2014, and as of June 30, 2023, CareTrust REIT has expanded its tenant roster to 23 operators, and has grown its real estate portfolio to 205 net-leased healthcare properties across 25 states, consisting of 22,311 operating beds/units, excluding 15 properties classified as held for sale as of June 30, 2023, two facilities which are in the process of being repurposed and two that are non- operational. As of June 30, 2023, CareTrust REIT also had five secured loans receivable and one mezzanine loan receivable. BOARD OF DIRECTORS Diana Laing - Chair Anne Olson Spencer Plumb Dave Sedgwick Careina Williams ANALYST COVERAGE* Baird - Wes Golladay | (216) 737-7510 Barclays - Steve Valiquette | (212) 526-5496 Berenberg - Tao Qiu | (646) 949-9058 BMO Capital Markets - Juan Sanabria | (312) 845-4074 KeyBanc Capital Markets - Austin Wurschmidt | (917) 368-2311 Raymond James - Jonathan Hughes | (727) 567-2438 RBC Capital Markets - Michael Carroll | (440) 715-2649 Stifel - Steve Manaker | (212) 271-3716 Wells Fargo - Connor Siversky | (646) 949-9037 * This information is provided as of August 3, 2023. This list may be incomplete and is subject to change as firms initiate or discontinue coverage of CareTrust. Please note that any opinions, estimates, or forecasts regarding our historical or predicted performance made by these analysts are theirs alone and do not represent opinions, estimates, or forecasts of CareTrust or our management. CareTrust does not by our reference or distribution of the information above imply our endorsement of or concurrence with any opinions, estimates, or forecasts of these analysts. Interested persons may obtain copies of analysts’ reports on their own as we do not distribute these reports. Several of these firms may, from time to time, own our stock and/or hold other long or short positions in our stock and may provide compensated services to us. 04

CARETRUST REIT, INC. NYSE: CTRE Market Data (as of June 30, 2023) ◦ Closing Price: $19.86 ◦ 52 Week Range: $22.46 – $16.22 ◦ Market Cap: $2,109M[1] ◦ Enterprise Value: $2,857M ◦ Outstanding Shares: 106.211M[1] Credit Ratings ◦ Corporate Rating: BB (stable) ◦ Senior Unsecured Notes: BB+ ◦ Corporate Rating: BB+ (stable) ◦ Senior Unsecured Notes: BB+ FitchS&P ◦ Corporate Rating: Ba2 (stable) ◦ Senior Unsecured Notes: Ba2 Moody’s $1,918.7M INVESTMENTS 205 PROPERTIES 22,311 OPERATING BEDS/UNITS 23 OPERATORS 25 STATES Notes: [1] Market cap is calculated assuming the issuance of shares from the forward equity sales under the ATM program. Outstanding shares assumes the issuance of shares from the forward equity sales under the ATM program. Note: Portfolio amounts presented above are as of June 30, 2023 and exclude our five secured loans receivable and one mezzanine loan receivable. Additionally, amounts exclude 15 properties classified as held for sale as of June 30, 2023, two facilities which are in the process of being repurposed and two that are non-operational. General Note: Totals may not add due to rounding. Snapshot 05

Investments (dollars in thousands)

Date	Operator	Property Type	Location	Facilities	Initial Investment[1]	Operating Beds/Units[2]	Initial Rent[3]	Initial Yield[4]	
6/1/2014	The Ensign Group	ALF, SNF, Campus	Various	94	$ 501,673	10,053	$ 56,000	N/A	
2014 Investments				6	33,609	157	3,076	9.2 %	
2015 Investments				20	233,028	1,840	22,263	9.6 %	
2016 Investments				35	288,023	2,800	26,084	9.1 %	
2017 Investments				36	309,805	3,324	28,000	9.0 %	
2018 Investments				12	111,950	1,103	9,955	8.9 %	
2019 Investments				27	340,884	3,348	30,168	8.8 %	
2020 Investments				17	105,267	961	9,398	8.9 %	
2021 Investments				10	196,576	1,247	13,103	7.3 %	
2022 Investments				29	169,163	3,351	15,213	9.0 %	
4/01/2023	Momentum, Summit	SNF	TX, KS	2	17,050	280	1,693	9.9 %	[6]
5/01/2023	Chapters Living	ALF	IL	2	18,183	136	1,710	9.4 %	[7]
5/01/2023	Elevation Group	SNF	GA	1	12,072	148	1,140	9.4 %	
6/01/2023	EverGreen Health Group	SNF	TX	1	14,330	125	1,365	9.5 %	[8]
6/01/2023	Ridgeline Management	ALF	MI, OH	2	21,135	105	1,785	8.4 %	
6/01/2023	Links Healthcare Group	SNF, SNF Campus	CA	3	71,431	387	5,415	7.6 %	[9]
6/29/2023	Secured Loan	SNF Campus, ILF	CA	3	25,993	223	2,339	9.0 %	
6/30/2023	Links Healthcare Group	SNF	CA	1	19,252	99	1,388	7.2 %	[9]
7/17/2023	Secured Loan	SNF	FL	2	15,727	115	1,415	9.0 %	
2023 Investments				17	215,173	1,618	18,250	8.5 %	
Total Lifetime Investments[5]				209	2,003,478	19,749	175,510	8.8 %	
Total Investments[5]				303	$ 2,505,151	29,802	$ 231,510		

Notes:
[1] Initial Investment for properties acquired in connection with the Company becoming public represents Ensign's and Pennant's gross book value. Initial Investment for properties acquired since inception as a public company represents CareTrust REIT's purchase price and transaction costs and includes commitments for capital expenditures that are not rent producing.
[2] Initial Operating Beds/Units as of the acquisition date.
[3] Initial Rent represents the annualized acquisition-date cash rent, deferred interest income on any preferred equity investments and interest income on any mortgage loans receivable, secured loans receivable and mezzanine loans. Initial Rent excludes ground lease income.
[4] Initial Yield represents Initial Rent divided by Initial Investment and excludes properties not under a long-term master lease.
[5] All amounts, except as otherwise indicated, include any preferred equity investments, mortgage loans receivable and mezzanine loans receivable.
[6] The Summit lease provides for abatement of the first month of rent. Initial rent begins with the first month the tenant pays cash rent.
[7] The lease provides for abatement of the first three months of rent. Initial rent begins with the first month the tenant pays cash rent.
[8] The lease provides for the abatement of the first month of rent. Initial rent begins with the first month the tenant pays cash rent.
[9] The Links Healthcare Group master lease, which includes the investments on 6/1/2023 and 6/30/2023, provides for annual fixed increases to $7.6 million in year two (8.4% yield) and $8.9 million in year three (9.8% yield).

06

Portfolio Repositioning[1] (dollars in thousands)

(As of August 1, 2023)

Closed Dispositions

Close Date	# of Properties	Property Type	# of Beds		Gross Sales Price		Net Sales Proceeds[2]	
September 2022	7	SNF / Campus	708	$	52,000	$	37,823	[3]
December 2022	5	ALF	301		13,000		11,033	
January 2023	1	ALF	105		3,800		3,240	
May 2023	1	ALF	30		2,750		2,605	
June 2023	1	ALF	162		3,000		457	[4]
	15		1,306	$	74,550	$	55,158	

Retained Facilities

Type	# of Properties	Property Type	# of Beds		2022 Contractual Rent		2022 Collected Rent		Year 1 Contractual Rent	Estimated Rent Commencement
Re-Tenant	2	ALF	96	$	2,341	$	—	$	825 [5]	7/1/23
Re-Tenant	2	ALF	98		—		—		—	TBD[6]
Re-Tenant/Conversion	2	ALF	236		1,100 [7]		—		1,741 [8]	1Q 2024
	6		430	$	3,441	$	—	$	2,566	

On the Market

Status	# of Properties	Property Type	# of Beds		2022 Contractual Rent		2022 Collected Rent		2023 Collected Rent		Estimated Net Proceeds
Under PSA	2	ALF	245	$	984	$	—	$	—	$	5,120
Signed LOI	1	ALF	64		214		—		—		—
	3		309	$	1,198	$	—	$	—	$	5,120

Notes:
[1] Portfolio repositioning slide represents activity related to our FY2022 repositioning plan and excludes properties held for sale or disposed of that are outside of this plan.
[2] Net sales proceeds includes selling costs.
[3] Net of seller financing of $12.0 million, of which $5.0 million was repaid during the year ended December 31, 2022.
[4] Net of seller financing of $2.0 million.
[5] Contractual Rent reflects year 1 rent under the new Master Lease.
[6] Estimated Rent Commencement date based on final Change Of Ownership approval and final licensing.
[7] The 2022 annualized contractual rent in place before the lease amendments during 2022.
[8] Contractual Rent based on year 1 rent under new Master Lease.

07

Top 10 Tenants Lease Coverage[1]

	Twelve Months Ended March 31, 2020 Pre COVID-19		Twelve Months Ended March 31, 2023 Excludes Use of HHS Funds[4]		Twelve Months Ended March 31, 2023 Includes Amortized HHS Funds[5]	
	EBITDAR Coverage[2]	EBITDARM Coverage[2]	EBITDAR Coverage[2]	EBITDARM Coverage[2]	EBITDAR Coverage[2]	EBITDARM Coverage[2]
1 The Ensign Group[3]	3.02x	3.79x	3.30x	4.14x	3.30x	4.14x
2 Priority Management Group	1.50x	1.81x	1.34x	1.64x	1.43x	1.74x
3 Cascadia Healthcare	1.61x	2.07x	1.74x	2.23x	1.78x	2.27x
4 Providence Group	1.04x	1.46x	2.60x	3.10x	2.64x	3.03x
5 Eduro Healthcare, LLC	1.17x	1.65x	1.08x	1.59x	1.14x	1.66x
6 Covenant Care	1.37x	1.94x	0.86x	1.47x	0.87x	1.48x
7 The Pennant Group[3][6]	1.27x	1.48x	0.61x	0.80x	0.61x	0.80x
8 Links Healthcare[7]	—	—	—	—	—	—
9 Bayshire Senior Communities[8]	1.32x	1.60x	1.34x	1.77x	1.34x	1.77x
10 WLC Management	2.15x	2.59x	2.06x	2.55x	2.14x	2.63x
Total Top 10 Tenants	2.12x	2.67x	2.24x	2.83x	2.27x	2.86x
All Other Tenants	1.06x	1.42x	1.26x	1.65x	1.32x	1.72x
Total	2.02x	2.55x	2.13x	2.70x	2.16x	2.73x

Notes:

[1] Lease Coverage excludes 15 properties classified as held for sale as of June 30, 2023, two facilities which are in the process of being repurposed and two that are non-operational.

[2] EBITDAR Coverage and EBITDARM Coverage are based on financial information provided by our tenants. We have not independently verified this information, but have no reason to believe that such information is inaccurate in any material respect. Coverage metrics are based on contractual cash rents in place during the period presented unless a lease has been entered into or amended since the end of the period, in which case the current contractual rent is used.

[3] Ensign and Pennant have announced that they have returned all or a portion of the provider relief funds issued to them by the U.S. Department of Health and Human Services ("HHS") pursuant to the CARES Act in connection with the COVID-19 pandemic ("HHS Relief Funds").

[4] Coverage metrics in this section exclude all HHS Relief Funds and PPP Loans received and retained to date, if any. Where applicable, includes Employee Retention Tax Credits amortized over trailing 12 months based on month received and applied.

[5] Coverage metrics in this section include all known HHS Relief Funds received and retained as reported to us through August 1, 2023, if any, and amortizes the retained HHS Relief Funds ratably over the period of availability based on when the HHS Relief Funds were received in accordance with HHS' current guidelines for using the HHS Relief Funds for allowable purposes, except for phase 4 funding which is amortized ratably from the date the funds are received through June 30, 2022. The calculations further assume that (i) none of the HHS Relief Funds retained to date will be returned to HHS, and (ii) no additional HHS Relief Funds will be distributed to providers in the future. Excludes PPP Loans. Where applicable, includes Employee Retention Tax Credits amortized over trailing 12 months based on month received.

[6] No coverage metrics are provided for the period prior to lease commencement for facilities transferred to The Pennant Group in March 2023.

[7] No coverage metrics are provided as the facilities were acquired in June 2023.

[8] No coverage metrics are provided for the period prior to lease commencement for facilities acquired in March and April 2021.

See "Glossary" for additional information.

08

Portfolio Performance

(dollars in thousands) — As of June 30, 2023

Asset Type	Facilities	Operating Beds/Units	Investment[1]	% of Total Investment	Rent[2]	% of Total Rent	Current Yield[3]
Skilled Nursing	148	16,203	$ 1,357,330	70.7 %	$ 142,216	72.4 %	10.5 %
Multi-Service Campus	25	3,632	388,582	20.3 %	34,558	17.6 %	8.9 %
Seniors Housing	32	2,476	172,740	9.0 %	19,552	10.0 %	11.3 %
Total Net-Leased Assets[4]	205	22,311	$ 1,918,652	100.0 %	$ 196,326	100.0 %	10.2 %

(dollars in thousands) — As of March 31, 2023

Asset Type	Facilities	Operating Beds/Units	Investment[1]	% of Total Investment	Rent[5]	% of Total Rent	Current Yield[3]
Skilled Nursing	153	16,134	$ 1,294,652	72.3 %	$ 136,419	74.0 %	10.5 %
Multi-Service Campus	24	3,464	363,306	20.3 %	32,204	17.5 %	8.9 %
Seniors Housing	28	2,235	132,912	7.4 %	15,665	8.5 %	11.8 %
Total Net-Leased Assets[6]	205	21,833	$ 1,790,870	100.0 %	$ 184,288	100.0 %	10.3 %

(dollars in thousands) — As of June 30, 2022

Asset Type	Facilities	Operating Beds/Units	Investment[1]	% of Total Investment	Rent[7]	% of Total Rent	Current Yield[3]
Skilled Nursing	154	16,208	$ 1,301,148	74.2 %	$ 135,041	75.5 %	10.4 %
Multi-Service Campus	24	3,466	363,306	20.7 %	31,729	17.7 %	8.7 %
Seniors Housing	20	1,863	89,218	5.1 %	12,194	6.8 %	13.7 %
Total Net-Leased Assets[8]	198	21,537	$ 1,753,672	100.0 %	$ 178,964	100.0 %	10.2 %

Notes:
[1] Initial Investment for properties acquired in connection with the Company becoming public represents Ensign's and Pennant's gross book value. Initial Investment for properties acquired since inception as a public company represents CareTrust REIT's purchase price and transaction costs and includes commitments for capital expenditures that are not rent producing and impairment charges.
[2] Rent represents June 2023 contractual cash rent, annualized, and excludes ground lease income and the impact of any rent abatement for recent acquisitions, if applicable. Additionally, if a lease was entered into, amended or restructured subsequent to June 30, 2023 but prior to our filing date for the respective period, the initial or amended contractual cash rent is used.
[3] Current Yield represents Rent divided by Investment.
[4] All amounts exclude our five secured loans receivable and one mezzanine loan receivable as of June 30, 2023. Additionally, amounts exclude 15 properties classified as held for sale as of June 30, 2023, two facilities which are in the process of being repurposed and two that are non-operational.
[5] Rent represents March 2023 contractual cash rent, annualized, and excludes ground lease income. Additionally, if a lease was entered into, amended or restructured subsequent to March 31, 2023 but prior to our filing date for the respective period, the initial or amended contractual cash rent is used.
[6] All amounts exclude our three secured loans receivable and one mezzanine loan receivable as of March 31, 2023. Additionally, amounts exclude six properties classified as held for sale as of March 31, 2023, two facilities which are in the process of being repurposed and two that are non-operational.
[7] Rent represents June 2022 contractual cash rent, annualized, and excludes ground lease income. Additionally, if a lease was entered into, amended or restructured subsequent to June 30, 2022 but prior to our filing date for the respective period, the initial or amended contractual cash rent is used.
[8] All amounts exclude our one senior secured loan receivable and two mezzanine loans receivable as of June 30, 2022. Additionally, amounts exclude 27 properties classified as held for sale as of June 30, 2022 and three facilities which are or were in the process of being repurposed as of such date.
See "Glossary" for additional information.

09

Rent Diversification by Tenant

(dollars in thousands)	As of June 30, 2023[1]				
	Facilities	Operating Beds/Units		Rent[2]	% of Total Rent
1 The Ensign Group	98	10,399	$	67,723	34.5 %
2 Priority Management Group	15	2,144		30,243	15.4 %
3 Cascadia Healthcare	12	1,053		12,765	6.5 %
4 Providence Group	7	885		10,780	5.5 %
5 Eduro Healthcare, LLC	9	990		9,594	4.9 %
Total Top 5 Tenants	141	15,471	$	131,105	66.8 %
6 Covenant Care	7	935		8,811	4.5 %
7 The Pennant Group	10	1,009		8,100	4.1 %
8 Links Healthcare Group	4	486		6,803	3.5 %
9 Bayshire Senior Communities	5	596		6,679	3.4 %
10 WLC Management	9	917		6,494	3.3 %
Total Top 10 Tenants	176	19,414	$	167,992	85.6 %
All Other Tenants	29	2,897	$	28,334	14.4 %
Total	205	22,311	$	196,326	100.0 %

Notes:
[1] All amounts exclude our five secured loans receivable and one mezzanine loan receivable. Additionally, amounts exclude 15 properties classified as held for sale as of June 30, 2023, two facilities which are in the process of being repurposed and two that are non-operational.
[2] Rent represents June 2023 contractual cash rent, annualized, and excludes ground lease income and the impact of any rent abatement for recent acquisitions, if applicable. Additionally, if a lease was entered into, amended or restructured subsequent to June 30, 2023, the initial or amended contractual cash rent is used.

10

Geographic Diversification (% of run-rate rent) 11 * Less than 1%. Note: Numbers are as of June 30, 2023 and exclude our five secured loans receivable and one mezzanine loan receivable. Additionally, amounts exclude 15 properties classified as held for sale as of June 30, 2023, two facilities which are in the process of being repurposed and two that are non-operational. 7% * 29% 23% 9% 8% 7% 4%4% 3% 3% 2% 1% 1% 1% 1% 1% 1% 1% 1% * * * * * * *

Rent Diversification by State 12 Notes: [1] All amounts exclude our five secured loans receivable and one mezzanine loan receivable. Additionally, amounts exclude 15 properties classified as held for sale as of June 30, 2023, two facilities which are in the process of being repurposed and two that are non-operational. [2] Rent represents June 2023 contractual cash rent, annualized, and excludes ground lease income and the impact of any rent abatement for recent acquisitions, if applicable. Additionally, if a lease was entered into, amended or restructured subsequent to June 30, 2023, the initial or amended contractual cash rent is used. (dollars in thousands) As of June 30, 2023[1] Net-Leased Assets by State Facilities Operating Beds/Units Rent[2] % of Total Rent 1 California 43 5,271 $ 56,938 29.0% 2 Texas 45 5,874 44,183 22.5% 3 Louisiana 8 1,164 17,840 9.1% 4 Idaho 17 1,474 15,102 7.7% 5 Arizona 11 1,340 13,429 6.8 % Top 5 States 124 15,123 $ 147,492 75.1% 7 Illinois 11 1,053 8,204 4.2% 6 Utah 13 1,374 7,858 4.0% 8 Colorado 7 779 5,991 3.1% 9 Washington 10 936 4,943 2.5% 10 Ohio 6 612 4,397 2.2 % Top 10 States 171 19,877 $ 178,885 91.1 % All Other States 34 2,434 $ 17,441 8.9 % Total 205 22,311 $ 196,326 100.0%

Lease Maturities 13 Notes: [1] All amounts exclude our five secured loans receivable and one mezzanine loan receivable. Additionally, amounts exclude 15 properties classified as held for sale as of June 30, 2023, two facilities which are in the process of being repurposed and two that are non-operational. [2] Lease Maturity Year represents the scheduled expiration year of the primary term of the lease and does not include tenant extension options or purchase options, if any. [3] Rent represents June 2023 contractual cash rent, annualized, and excludes ground lease income and the impact of any rent abatement for recent acquisitions, if applicable. Additionally, if a lease was entered into, amended or restructured subsequent to June 30, 2023, the initial or amended contractual cash rent is used. Lease Maturity Year % o f T ot al R en t (dollars in thousands) As of June 30, 2023[1] Lease Maturity Year[2] Rent[3] % of Total Rent 2024 $ 1,583 0.8% 2027 5,476 2.8% 2029 9,330 4.8% 2030 6,411 3.3% 2031 52,948 27.0% 2032 18,027 9.2% 2033 20,214 10.3% 2034 33,886 17.3% 2036 14,209 7.2% 2038 34,242 17.4 % Total $ 196,326 100.0% —% 0.8% —% —% 2.8% —% 4.8% 3.3% 27.0% 9.2% 10.3% 17.3% —% 7.2% —% 17.4% 2023 2024 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 2036 2037 2038

Tenant Purchase Options

(dollars in thousands)

			As of June 30, 2023[1]					
Asset Type	Properties	Lease Expiration	Option Period Open Date[2]		Option Type[3]	Current Cash Rent[4]		% of Total Rent[4]
SNF	1	March 2029	4/1/2022	[6]	A / B [7]	832		0.41 %
SNF / Campus	2	October 2032	1/1/2024	[5]	A	1,097	[8]	0.54 %
SNF	4	November 2034	12/1/2024	[6]	A	3,891		1.92 %
								2.87 %

Notes:
[1] Excludes a purchase option on an 11 building SNF portfolio representing 2.6% of total rent. Tenant is currently not eligible to elect the option.
[2] The Company has not received notice of exercise for the option periods that are currently open.
[3] Option type includes:
A - Fixed base price.
B- Fixed capitalization rate on lease revenue.
[4] Rent represents June 2023 contractual cash rent, annualized, and excludes ground lease income and the impact of any rent abatement for recent acquisitions, if applicable. Additionally, if a lease was entered into, amended or restructured subsequent to June 30, 2023, the initial or amended contractual cash rent is used.
[5] Option window is only open for six months from the option period open date.
[6] Option window is open until the expiration of the lease term.
[7] Purchase option reflects two option types.
[8] Includes one property classified as held for sale as of June 30, 2023.

14

Consolidated Statements of Operations 15 (amounts in thousands, except per share data) For the Three Months Ended June 30, For the Six Months Ended June 30, 2023 2022 2023 2022 Revenues: Rental income $ 47,745 $ 46,806 $ 93,908 $ 92,813 Interest and other income 3,808 747 8,251 1,216 Total revenues 51,553 47,553 102,159 94,029 Expenses: Depreciation and amortization 12,716 12,559 24,954 26,134 Interest expense 11,040 6,303 20,867 12,045 Property taxes 1,390 1,254 2,270 2,674 Impairment of real estate investments 21,392 1,701 23,278 61,384 Provision for loan losses, net — — — 3,844 Property operating expenses 658 89 1,621 536 General and administrative 4,718 4,978 9,779 10,193 Total expenses 51,914 26,884 82,769 116,810 Other (loss) income: Gain on sale of real estate, net 2,028 — 1,958 186 Unrealized losses on other real estate related investments, net (2,151) — (2,605) — Total other (loss) income (123) — (647) 186 Net (loss) income $ (484) $ 20,669 $ 18,743 $ (22,595) (Loss) earnings per common share: Basic $ (0.01) $ 0.21 $ 0.19 $ (0.24) Diluted $ (0.01) $ 0.21 $ 0.19 $ (0.24) Weighted-average number of common shares: Basic 99,117 96,564 99,090 96,487 Diluted 99,117 96,598 99,194 96,487 Dividends declared per common share $ 0.28 $ 0.275 $ 0.56 $ 0.55

See "Glossary" for additional information. Reconciliation of EBITDA, FFO and FAD 16 (amounts in thousands) Quarter Ended June 30, 2022 Quarter Ended September 30, 2022 Quarter Ended December 31, 2022 Quarter Ended March 31, 2023 Quarter Ended June 30, 2023 Net income (loss) $ 20,669 $ 709 $ 14,380 $ 19,227 $ (484) Depreciation and amortization 12,559 12,256 11,926 12,238 12,716 Interest expense 6,303 8,355 9,608 9,827 11,040 Amortization of stock-based compensation 1,394 1,380 1,463 936 924 EBITDA 40,925 22,700 37,377 42,228 24,196 Impairment of real estate investments 1,701 12,322 5,356 1,886 21,392 Provision for doubtful accounts and lease restructuring — — 390 — — Property operating expenses 631 3,821 914 1,134 831 Loss (gain) on sale of real estate — 2,287 1,668 70 (2,028) Unrealized losses on other real estate related investments, net — 4,706 2,396 454 2,151 Normalized EBITDA $ 43,257 $ 45,836 $ 48,101 $ 45,772 $ 46,542 Net income (loss) $ 20,669 $ 709 $ 14,380 $ 19,227 $ (484) Real estate related depreciation and amortization 12,553 12,251 11,921 12,233 12,712 Impairment of real estate investments 1,701 12,322 5,356 1,886 21,392 Loss (gain) on sale of real estate — 2,287 1,668 70 (2,028) Funds from Operations (FFO) 34,923 27,569 33,325 33,416 31,592 Provision for doubtful accounts and lease restructuring — — 390 — — Property operating expenses 631 3,821 914 1,134 831 Unrealized losses on other real estate related investments, net — 4,706 2,396 454 2,151 Normalized FFO $ 35,554 $ 36,096 $ 37,025 $ 35,004 $ 34,574

Reconciliation of EBITDA, FFO and FAD (continued)

(amounts in thousands, except per share data)	Quarter Ended June 30, 2022	Quarter Ended September 30, 2022	Quarter Ended December 31, 2022	Quarter Ended March 31, 2023	Quarter Ended June 30, 2023
Net income (loss)	$ 20,669	$ 709	$ 14,380	$ 19,227	$ (484)
Real estate related depreciation and amortization	12,553	12,251	11,921	12,233	12,712
Amortization of deferred financing fees	520	520	535	609	608
Amortization of stock-based compensation	1,394	1,380	1,463	936	924
Straight-line rental income	(5)	(3)	(3)	7	7
Impairment of real estate investments	1,701	12,322	5,356	1,886	21,392
Loss (gain) on sale of real estate	—	2,287	1,668	70	(2,028)
Funds Available for Distribution (FAD)	36,832	29,466	35,320	34,968	33,131
Provision for doubtful accounts and lease restructuring	—	—	390	—	—
Property operating expenses	631	3,821	914	1,134	831
Unrealized losses on other real estate related investments, net	—	4,706	2,396	454	2,151
Normalized FAD	$ 37,463	$ 37,993	$ 39,020	$ 36,556	$ 36,113
FFO per share	$ 0.36	$ 0.28	$ 0.34	$ 0.34	$ 0.32
Normalized FFO per share	$ 0.37	$ 0.37	$ 0.38	$ 0.35	$ 0.35
FAD per share	$ 0.38	$ 0.30	$ 0.36	$ 0.35	$ 0.33
Normalized FAD per share	$ 0.39	$ 0.39	$ 0.40	$ 0.37	$ 0.36
Diluted weighted average shares outstanding [1]	96,672	96,752	97,408	99,195	99,360

[1] For the periods presented, the diluted weighted average shares have been calculated using the treasury stock method.
See "Glossary" for additional information.

17

Consolidated Balance Sheets 18 (amounts in thousands) June 30, 2023 December 31, 2022 Assets: Real estate investments, net $ 1,528,234 $ 1,421,410 Other real estate related investments, at fair value 166,822 156,368 Assets held for sale, net 21,554 12,291 Cash and cash equivalents 1,145 13,178 Accounts and other receivables 387 416 Prepaid expenses and other assets, net 14,029 11,690 Deferred financing costs, net 4,781 5,428 Total assets $ 1,736,952 $ 1,620,781 Liabilities and Equity: Senior unsecured notes payable, net $ 395,594 $ 395,150 Senior unsecured term loan, net 199,454 199,348 Unsecured revolving credit facility 280,000 125,000 Accounts payable, accrued liabilities and deferred rent liabilities 21,039 24,360 Dividends payable 27,843 27,550 Total liabilities 923,930 771,408 Equity: Common stock 991 990 Additional paid-in capital 1,245,717 1,245,337 Cumulative distributions in excess of earnings (433,686) (396,954) Total equity 813,022 849,373 Total liabilities and equity $ 1,736,952 $ 1,620,781

Notes: [1] Net Debt to Annualized Normalized Run Rate EBITDA compares net debt as of the last day of the quarter to Annualized Normalized Run Rate EBITDA for the quarter which assumes investments closed during the quarter occurred on the first day of the quarter. Net debt is adjusted to include the net proceeds from future expected settlement of shares sold under equity forward contracts through the Company's ATM program during the quarter. See “Financials – Quarterly Results” on the Investors section of our website at http://investor.caretrustreit.com for reconciliations of Normalized EBITDA and Normalized Run Rate EBITDA to the most directly comparable GAAP measure for the periods presented. [2] Net Debt to Enterprise Value compares net debt as of the last day of the quarter to CareTrust REIT’s Enterprise Value as of the last day of the quarter. [3] Assumes the net proceeds from the future expected settlement of shares sold under equity forward contracts through the Company's ATM program during the quarter reduces outstanding debt and assumes the shares were issued. See “Glossary” for additional information. Net Debt to Enterprise Value [2]Net Debt to Annualized Normalized Run Rate EBITDA [1] Key Debt Metrics 19 3.2 3.7 3.7 3.7 3.7 3.9 4.3 4.2 3.7 3.8 3.8 12/31/20 03/31/21 06/30/21 09/30/21 12/31/21 03/31/22 06/30/22 09/30/22 12/31/22 03/31/23 06/30/23 20.0% 22.1% 22.1% 25.1% 23.0% 26.6% 30.2% 30.6% 27.8% 26.2% 26.2% 12/31/20 03/31/21 06/30/21 09/30/21 12/31/21 03/31/22 06/30/22 09/30/22 12/31/22 03/31/23 06/30/23 [3]

Notes: [1] Funds can be borrowed at applicable SOFR plus 1.50% to 2.20% or at the Base Rate (as defined) plus 0.50% to 1.20%. [2] Funds can be borrowed at applicable SOFR plus 1.10% to 1.55% or at the Base Rate (as defined) plus 0.10% to 0.55%. [3] Maturity date assumes exercise of two, 6-month extension options. [4] Deferred financing fees are not shown net for the unsecured revolving credit facility and are included in assets on the balance sheet. Debt Maturity Schedule Debt Summary 20 — — — $200,000 — $680,000 2023 2024 2025 2026 2027 2028 Debt Maturity Year Pri nci pa l (dollars in thousands) June 30, 2023 Debt Interest Rate Maturity Date Principal % of Principal Deferred Loan Costs Net Carrying Value Fixed Rate Debt Senior unsecured notes payable 3.875% 2028 $ 400,000 45.5% $ (4,406) $ 395,594 Floating Rate Debt Senior unsecured term loan 6.691% [1] 2026 200,000 22.7% (546) 199,454 Unsecured revolving credit facility 6.299% [2] 2028 [3] 280,000 31.8% — [4] 280,000 6.462% 480,000 54.5% (546) 479,454 Total Debt 5.286% $ 880,000 100.0% $ (4,952) $ 875,048

Equity Capital Transactions

Follow-On Equity Offering Activity

	2015	2016 Q1	2016 Q2	2016 Q3	2016 Q4	2016 Total	2019
Number of Shares (000s)	16,330	—	9,775	—	6,325	16,100	6,641
Public Offering Price per Share	$ 10.50	$ —	$ 11.35	$ —	$ 13.35	$ 12.14 [1]	$ 23.35
Gross Proceeds (000s)	$ 171,465	$ —	$ 110,946	$ —	$ 84,439	$ 195,385	$ 155,073

At-the-Market Offering Activity

	2016	2017	2018	2019	2020	2021	2022	2023[2] Q1	2023[2] Q2	2023[2] Total
Number of Shares (000s)	924	10,574	10,265	2,459	—	990	2,405	—	—	—
Average Price per Share	$ 15.31	$ 16.43	$ 17.76	$ 19.48	$ —	$ 23.74	$ 20.00	$ —	$ —	$ —
Gross Proceeds (000s)	$ 14,147	$ 173,760	$ 182,321	$ 47,893	$ —	$ 23,505	$ 48,100	$ —	$ —	$ —

Notes:
[1] Represents average offering price per share for follow-on equity offerings.
[2] As of June 30, 2023, CareTrust REIT had $367.2 million available for future issuances under the ATM Program. As of June 30, 2023, the Company utilized the forward provisions under the ATM Program to allow for the sale of an aggregate of 6.7 million shares of the Company's common stock at an initial weighted average price of $19.71 per share, before commissions and offering expenses. In July 2023, the Company utilized the forward provisions under the ATM Program to allow for the sale of an aggregate of 3.8 million shares of the Company's common stock at an initial weighted average price of $19.94 per share, before commissions and offering expenses. The Company expects to settle these forward sales for net cash proceeds on or before one or more settlement dates in the second quarter of 2024.

21

Notes: [1] Normalized FFO Payout Ratio represents dividends declared divided by Normalized FFO, in each case for the applicable quarter. [2] See “Financials - Quarterly Results” on the Investors section of our website at http://investor.caretrustreit.com for a reconciliation of Normalized FFO and Normalized FFO per Share to the most directly comparable GAAP measure for the periods presented. See Glossary for additional information. Dividend History Normalized FFO Payout Ratio [1][2] Normalized FFO per Share [2] Normalized FFO [2] (in millions) Other Financial Highlights 22 $0.250 $0.265 $0.265 $0.265 $0.265 $0.275 $0.275 $0.275 $0.275$0.280$0.280 12/31/20 03/31/21 06/30/21 09/30/21 12/31/21 03/31/22 06/30/22 09/30/22 12/31/22 03/31/23 06/30/23 69.4% 73.6% 71.6% 69.7% 67.9% 74.3% 74.3% 74.3% 72.4% 80.0% 80.0% 12/31/20 03/31/21 06/30/21 09/30/21 12/31/21 03/31/22 06/30/22 09/30/22 12/31/22 03/31/23 06/30/23 $0.36 $0.36 $0.37 $0.38 $0.39 $0.37 $0.37 $0.37 $0.38 $0.35 $0.35 12/31/20 03/31/21 06/30/21 09/30/21 12/31/21 03/31/22 06/30/22 09/30/22 12/31/22 03/31/23 06/30/23 $34.2 $34.1 $35.8 $36.7 $37.3 $35.9 $35.6 $36.1 $37.0 $35.0 $34.6 12/31/20 03/31/21 06/30/21 09/30/21 12/31/21 03/31/22 06/30/22 09/30/22 12/31/22 03/31/23 06/30/23

Funds from Operations (“FFO”) Net income, excluding gains and losses from dispositions of real estate or other real estate, before real estate depreciation and amortization and real estate impairment charges. CareTrust REIT calculates and reports FFO in accordance with the definition and interpretive guidelines issued by the National Association of Real Estate Investment Trusts.[2] CARES Act and HHS Relief Funds Provider relief funds distributed by the Department of Health and Human Services as part of the CARES act to support healthcare providers’ battle against the COVID-19 outbreak. Healthcare providers received five payments over four phases of general distributions. Does not include funds as part of Medicaid’s Federal Medical Assistance Percentage (“FMAP”), Medicare’s Sequestration “Holiday” or Paycheck Protection Program loans (“PPP”). The Employee Retention Credit ("ERTC") is a fully refundable tax credit for employers equal to 50 percent of qualified wages (including allocable qualified health plan expenses) that eligible employers pay their employees. Independent Living Facilities (“ILFs”) Also known as retirement communities or senior apartments, ILFs are not healthcare facilities. ILFs typically consist of entirely self-contained apartments, complete with their own kitchens, baths and individual living spaces, as well as parking for tenant vehicles. They are most often rented unfurnished, and generally can be personalized by the tenants, typically an individual or a couple over the age of 55. These facilities offer various services and amenities such as laundry, housekeeping, dining options/meal plans, exercise and wellness programs, transportation, social, cultural and recreational activities, and on-site security. Assisted Living Facilities (“ALFs”) Licensed healthcare facilities that provide personal care services, support and housing for those who need help with daily living activities, such as bathing, eating and dressing, yet require limited medical care. The programs and services may include transportation, social activities, exercise and fitness programs, beauty or barber shop access, hobby and craft activities, community excursions, meals in a dining room setting and other activities sought by residents. These facilities are often in apartment-like buildings with private residences ranging from single rooms to large apartments. Certain ALFs may offer higher levels of personal assistance for residents requiring memory care as a result of Alzheimer’s disease or other forms of dementia. Levels of personal assistance are based in part on local regulations.  EBITDA Net income before interest expense, income tax, depreciation and amortization and amortization of stock-based compensation.[1] EBITDAR Net income before interest expense, income tax, depreciation, amortization and cash rent, after applying a standardized management fee (5% of facility operating revenues). EBITDAR Coverage Aggregate EBITDAR produced by all facilities under a master lease (or other grouping) for the trailing twelve-month period ended March 31, 2023 divided by the base rent payable to CareTrust REIT under such master lease (or other grouping) for the same period; provided that if the master lease has been amended to change the base rent during or since such period, then the aggregate EBITDAR for such period is divided by the annualized monthly base rent currently in effect. EBITDAR reflects the application of a standard 5% management fee. In addition, we may exclude from coverage disclosures those facilities which are (i) classified as Held for Sale, (ii) temporarily on Special Focus Facility (SFF) status, (iii) undergoing significant renovations that necessarily result in a material reduction in occupancy, or (iv) have been acquired for or recently transferred to new operators for turnaround and are pre-stabilized. EBITDARM Earnings before interest expense, income tax, depreciation, amortization, cash rent, and a standardized management fee (5% of facility operating revenues). EBITDARM Coverage Aggregate EBITDARM produced by all facilities under a master lease (or other grouping) for the trailing twelve- month period ended March 31, 2023 divided by the base rent payable to CareTrust REIT under such master lease (or other grouping) for the same period; provided that if the master lease has been amended to change the base rent during or since such period, then the aggregate EBITDARM for such period is divided by the annualized monthly base rent currently in effect. In addition, we may exclude from coverage disclosures those facilities which are (i) classified as Held for Sale, (ii) temporarily on Special Focus Facility (SFF) status, (iii) undergoing significant renovations that necessarily result in a material reduction in occupancy, or (iv) have been acquired for or recently transferred to new operators for turnaround and are pre-stabilized. Enterprise Value Share price multiplied by the number of outstanding shares, including assumed shares issued from the ATM program, plus total outstanding debt minus cash and assumed net proceeds from the ATM program, each as of a specified date. Funds Available for Distribution (“FAD”) FFO, excluding straight-line rental income adjustments, amortization of deferred financing fees and stock-based compensation expense.[2] Glossary 23

Multi-Service Campus Facilities that include a combination of Skilled Nursing beds and Seniors Housing units, including Continuing Care Retirement Communities. Normalized EBITDA EBITDA, adjusted for certain income and expense items the Company does not believe are indicative of its ongoing results, such as real estate impairment charges, provision for loan losses, provision for doubtful accounts and lease restructuring, recovery of previously reversed rent, lease termination revenue, property operating expenses, non- routine transaction costs, loss on extinguishment of debt, unrealized loss on other real estate related investments and gains or losses from dispositions of real estate or other real estate.[1] Normalized FAD FAD, adjusted for certain income and expense items the Company does not believe are indicative of its ongoing results, such as provision for loan losses, provision for doubtful accounts and lease restructuring, effect of the senior unsecured notes payable redemption, recovery of previously reversed rent, lease termination revenue, non- routine transaction costs, loss on extinguishment of debt, unrealized loss on other real estate related investments and property operating expenses.[2] Normalized FFO FFO, adjusted for certain income and expense items the Company does not believe are indicative of its ongoing results, such as provision for loan losses, provision for doubtful accounts and lease restructuring, effect of the senior unsecured notes payable redemption, recovery of previously reversed rent, lease termination revenue, accelerated amortization of stock-based compensation, non-routine transaction costs, loss on extinguishment of debt, unrealized loss on other real estate related investments and property operating expenses.[2] Seniors Housing Includes ALFs, ILFs, dedicated memory care facilities and similar facilities. Skilled Nursing or Skilled Nursing Facilities (“SNFs”) Licensed healthcare facilities that provide restorative, rehabilitative and nursing care for people not requiring the more extensive and sophisticated treatment available at an acute care hospital or long-term acute care hospital. Treatment programs include physical, occupational, speech, respiratory, ventilator, and wound therapy. Notes: [1] EBITDA and Normalized EBITDA do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. EBITDA and Normalized EBITDA do not purport to be indicative of cash available to fund future cash requirements, including the Company’s ability to fund capital expenditures or make payments on its indebtedness. Further, the Company’s computation of EBITDA and Normalized EBITDA may not be comparable to EBITDA and Normalized EBITDA reported by other REITs. [2] CareTrust REIT believes FAD, FFO, Normalized FAD, and Normalized FFO (and their related per-share amounts) are important non-GAAP supplemental measures of its operating performance. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time, even though real estate values have historically risen or fallen with market and other conditions. Moreover, by excluding items not indicative of ongoing results, Normalized FAD and Normalized FFO can facilitate meaningful comparisons of operating performance between periods and between other companies. However, FAD, FFO, Normalized FAD, and Normalized FFO (and their related per-share amounts) do not represent cash flows from operations or net income attributable to shareholders as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. Glossary 24